For the semi-annual period ended 3/31/97
File number: 811-7343


                         SUB-ITEM 77 I
               Terms of New or Amended Securities

     Effective  October  30,  1996,   the   Fund
offered  three new classes of shares, designated
Class  A,  Class  B and Class C, for  Prudential
Active  Balanced Fund, a portfolio of the  Fund.
The   Fund's  previously  existing  shares  were
reclassified  as Class Z shares.   The  Class  Z
shares are not subject to either an initial or contingent deferred sales charge nor are they subject to any Rule 12b-1 fees.